UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2017

ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12691	22-2286646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard, Suite 100, Houston, Texas		77042-2855
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 933-9339

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

On May 2, 2017, ION Geophysical Corporation (the “Company”) today announced that its board of directors has authorized the Company to terminate, effective immediately, the Distribution Agreement (the “Agreement”) with Evercore Group L.L.C. (the “Agent”) providing for the Company’s “at-the-market” equity offering program (the “ATM Program”). The Agreement allowed the Company under the ATM Program to issue and sell, from time to time, through the Agent, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $20,000,000 (the “Shares”). No Shares were sold under the ATM Program and the Company has no further obligations thereunder.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated May 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2017

ION GEOPHYSICAL CORPORATION

By:	/s/ Jamey S. Seely
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 2, 2017